CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 16, 2001, accompanying the consolidated statements of operations, stockholders' equity (deficit) and cash flows included in the Annual Report of Milestone Scientific, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Milestone Scientific, Inc. and Subsidiaries on Form S-3 (SEC File No. 333-39784), effective December 21, 2000.


GRANT THORNTON LLP

New York, New York
April 12, 2002